Exhibit 99.1

Verano Continues Florida Retail Expansion with Opening of MÜV Venice, the Company’s 69th Florida Location and 130th Retail Location in the Nation

●	MÜV Venice is located at 4369 South Tamiami Trail, a busy thoroughfare with an average daily traffic count of 30,500 vehicles[1]
●	The dispensary is located in Sarasota County, a growing region with a population of over 462,000[2]
●	Verano’s active operations span 13 states, comprised of 130 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, June 29, 2023 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of MÜV Venice on Friday, June 30, the Company’s 69th Florida dispensary and 130th retail outlet nationwide. MÜV Venice is located at 4369 South Tamiami Trail, and will be open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

According to Florida’s Office of Medical Marijuana Use, there are currently over 828,000 qualified medical cannabis patients in the state. Florida medical cannabis sales are projected to potentially reach $2.6 billion by 2027, as reported by MJBiz Factbook 2023.

“MÜV Venice marks our fourth dispensary in Sarasota County, providing another convenient location for Florida’s medical cannabis patients to access our wide variety of high quality products,” said John Tipton, President of the Southern Region. “We look forward to introducing our signature, elevated retail experience to the Venice community, and continuing to deliver on our promise to provide the best cannabis products and patient-centric hospitality to Florida’s medical marijuana community.”

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve, MÜV and Sweet Supply flower, Encore edibles, and Savvy flower and extracts. The Company also offers one-on-one virtual and in-store consultations at no cost to patients and provides patient-centric concierge services via phone, email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

1 Florida Department of Transportation

2 U.S. Census Bureau

For more information about MÜV Venice medical cannabis dispensary, visit muvfl.com.

About Verano

Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Senior Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Vice President, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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